SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): March 29, 2004

                             WILLIAMS SCOTSMAN, INC.
             (Exact name of Registrant as specified in its Charter)



                        Commission File Number: 033-68444



         MARYLAND                       033-68444                52-0665775
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


8211 TOWN CENTER DRIVE                                          21236
  BALTIMORE, MARYLAND                                         (Zip Code)
(Address of principal executive offices)

                                 (410) 931-6000
              (Registrant's telephone number, including area code)

                                      NONE
               (Former name, former address and former fiscal year
                         - if changed since last report)


================================================================================

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


On March 26, 2004, the Company acquired nearly 3,800 relocatable classroom units located in the state of California from GE Modular Space (the Seller) for approximately $43.5 million. The assets were acquired using available funds under the Company's credit agreement.

The acquisition included the purchase of units, equipment associated with these classroom units as well as rights under all outstanding leases related to these classroom units and certain other assets. The Company did not acquire employees, physical facilities, sales force, operating rights, production techniques, market distribution systems, accounting systems or trade names. In addition, the customer base, which is primarily related to public and private educational institutions in the State of California, is similar to, and in many cases duplicative of the Company's existing customer base. As a result, the Company considers the purchase of these assets an asset purchase rather than an acquisition of a business.

As the assets acquired are elements of multiple branches of the seller, financial statements related to the acquired assets are not available from the Seller. If such statements were available from the Seller, these statements would not be indicative of the estimated operating results of the units acquired as the Company's cost of leasing would be different from that of the Seller and the revenue streams obtained from the Seller would change as these assets come off existing leases and are re-leased, potentially to different customers.

Based on the current information available to the Company and current market conditions, the Company estimates the resulting transaction would result in annual increases to revenues, net income before taxes and operating cash flows of approximately $10.2 million, $4.4 million and $4.5 million, respectively. Net income before taxes includes interest and depreciation expense of $2.0 million and $1.7 million, respectively. The average age of the units acquired is approximately 6 years while the remaining lives range from 2 to 19 years with an average remaining life of approximately 14 years. Operating leases assumed in the transaction have an average contractual life of less than two years, however, the Company expects a significant number of these units to either continue on a month-to-month basis or be re-leased.

Williams Scotsman, Inc. issued a press release announcing its acquisition of GE Modular Space's fleet of single-wide and double-wide California DSA classrooms. A copy of the press release is attached as Exhibit 99.1 below to this Current Report on Form 8-K and is being furnished under this Item 5 in accordance with Regulation FD.

All statements other than statements of historical fact included in this Form 8-K are forward-looking statements and involve expectations, beliefs, plans, intentions or strategies regarding the future. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it assumes no responsibility for the accuracy and completeness of these forward-looking statements and gives no assurance that these expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in the Company's 10-K, 10-Q and other SEC filings. No assurance can be given as to future results and neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WILLIAMS SCOTSMAN, INC.



                                    By: /s/ Gerard E. Holthaus
                                        ---------------------------------------
                                        Gerard E. Holthaus
                                        Chief Executive Officer


Dated:   March 29, 2004



                                    By: /s/ John C. Cantlin
                                        ---------------------------------------
                                        John C. Cantlin
                                        Chief Financial Officer



Dated:   March 29, 2004

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                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION
-------                    -----------

99.1                       Press Release dated March 26, 2004